Worthington Enterprises Increases Quarterly Dividend by 5%;

Adds Brad Southern to Board of Directors

COLUMBUS, OHIO (June 23, 2026) – The Worthington Enterprises Inc. (NYSE: WOR) board of directors today declared a quarterly dividend of $0.20 per share, which represents an increase of $0.01 per share or 5% from the prior quarter. The dividend is payable on September 29, 2026, to shareholders of record on September 15, 2026. The company has paid a quarterly dividend since its initial public offering in 1968.

The board of directors also appointed accomplished manufacturing and building products executive Brad Southern as its newest member. Southern retired as Chairman and CEO of Louisiana-Pacific Corporation (LP) Building Solutions earlier this year. He joined LP in 1999, became CEO in 2017 and Chairman in 2020. Prior to joining LP, Southern held operational, financial and strategic planning leadership roles with MacMillan Bloedel. He is currently Chairman of the board of directors of the Nashville branch of the Federal Reserve Bank of Atlanta. He previously served on the boards of GMS Inc., Astec Industries, Keller Group, and several nonprofit and industry organizations.

Worthington Enterprises Board Chairman John Blystone said, “Brad brings our board of directors more than 40 years of leadership experience across operations, strategy, finance and corporate governance. Throughout his career, he led large-scale building products, manufacturing and commercial organizations with responsibility for multi-billion-dollar revenue operations and a broad portfolio of engineered solutions. We are grateful for his commitment and confident that his expertise will positively impact our strategies to create value and grow Worthington Enterprises.”

Worthington Enterprises will hold its quarterly earnings conference call tomorrow at 8:30 a.m. ET. The company will discuss its fiscal fourth quarter results, which will be released after the market closes this afternoon.

LIVE CONFERENCE CALL DETAILS

Date: Wednesday, June 24, 2026

Webcast Link: https://events.q4inc.com/attendee/686020142

Starting Time: 8:30 a.m. ET

Domestic Participants: 833-461-5787

Conference ID: 686020142

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. The company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes heating and cooling, cooking, construction and water solutions, and building systems including HVAC and metal roofing components, architectural and acoustical grid ceilings, and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, BPD, Coleman® (propane cylinders), CoMet®, Elgen, Garden Weasel®, General®, HALO™, Hawkeye™, LEVEL5 Tools®, Logan Stampings, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Roof Hugger®, Well-X-Trol® and XLite™, among others.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 4,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

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